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                                                                   EXHIBIT 10(a)




                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 19, 2002 in this Registration Statement (Form N-1A No. 33-36766) of UBS PaineWebber Municipal Money Market Series (consisting of UBS PaineWebber RMA New Jersey Municipal Money Fund).



                                ERNST & YOUNG LLP



New York, New York
August 26, 2002